===================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  -------------

        Date of Report (Date of earliest event reported) November 9, 1995

                                   CULP, INC.

             (Exact name of registrant as specified in its charter)



                North Carolina                                  0-12781                              56-1001967

        (State or other jurisdiction of                  (Commission File No.)              (IRS Employer Identification
                incorporation)                                                                          No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (910) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)



===================================================================

Item 5. Other Events

See Press Release (attached) dated November 9, 1995 related to second quarter earnings for the period ended October 29, 1995.

See Financial Information Release (attached).







                                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CULP, INC.
                                      (Registrant)


                             By:       Franklin N. Saxon
                                       Franklin N. Saxon
                                       Vice President and
                                       Chief Financial Officer


                             By:       Stephen T. Hancock
                                       General Accounting Manager




Dated:  November 9, 1995

                            (CULP LOGO APPEARS HERE)


FOR IMMEDIATE RELEASE


                      CULP REPORTS GAINS FOR SECOND QUARTER
                              --------------------
             FIRST HALF RESULTS REFLECT INCREASED SALES AND EARNINGS


HIGH POINT, North Carolina (November 9, 1995) - Culp, Inc. today reported higher sales and earnings for the second quarter and first half of its 1996 fiscal year.

         For the three months ended October 29, 1995, Culp reported net sales of $90.7 million, an increase of 16%, compared with $78.4 million a year ago. Net income for the quarter totaled $3.0 million, or $0.27 per share, compared with $2.8 million, or $0.25 per share, in the second quarter of fiscal 1995.

         The gains for the second quarter brought net sales for the first half to $163.0 million, up from $144.8 million in the first six months of fiscal 1995. Net income for the first half was $4.5 million, or $0.40 per share, up from $4.3 million, or $0.38 per share, in the year-earlier period.

         Commenting on the results, Robert G. Culp, III, Chief Executive Officer, said, "Culp's gains for the second quarter are especially gratifying because they were achieved against the backdrop of continued caution by retailers about the near-term outlook for consumer spending on home furnishings. Our ability to counter this trend was aided significantly by increased exports of upholstery fabrics, but shipments during the quarter to U.S.-based customers were also up from a year ago. We did receive a benefit during the second quarter from the inclusion of Rayonese Textile, which was acquired during the fourth quarter of fiscal 1995, but recorded a 13% gain in sales even without that incremental business. Acquisitions over the past two years have significantly broadened the company's product offerings, enabling us to supply more of our existing customers' needs while supporting an aggressive marketing initiative to expand Culp's overall base of business."

         Culp remarked, "The overall trend in purchases of home furnishings certainly remains an important factor underlying Culp's performance, but we are continuing to capitalize on

                                     -MORE-

CULP Reports Second Quarter Gains
Page 2
November 9, 1995
-------------------------------------------------------------------------------


opportunities to enhance the company's basic competitive stance. The steady increase in sales to other customers outside the United States is serving as a tangible measure of the return from the considerable investment we have made to establish -- and meet -- world-class standards for service, quality and value. Over the past six years through fiscal 1995, our exports rose more than tenfold. The continuation of that growth in the current fiscal year reflects our firm commitment to utilize our resources as effectively as possible, operating efficiently and containing costs while increasing our capabilities to offer customers innovative, market-driven fabric designs.

         "We recognize the caution prevailing among retailers and manufacturers which suggests a challenging environment for Culp during the important second half of our fiscal year. The current momentum in our incoming orders, however, remains generally positive; and we are confident that our strategic plan is sound for building on the company's longer term success which includes increased sales and net earnings in each of the past five years."

         Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding, and institutional furnishings markets. The company's common shares are traded on The Nasdaq Stock Market (National Market) under the symbol CULP.

                                   CULP, INC.
                         Condensed Financial Highlights
                                   (Unaudited)



                                                                                      Three Months Ended
                                                                       October 29,               October 30,
                                                                          1995                      1994
Net sales                                                         $         90,672,000      $        78,445,000
Net income                                                        $          3,000,000      $         2,800,000
Earnings per share                                                $               0.27      $              0.25

                                                                                      Six Months Ended
                                                                       October 29,               October 30,
                                                                          1995                      1994
Net sales                                                         $        163,029,000      $       144,794,000
Net income                                                        $          4,515,000      $         4,250,000
Earnings per share                                                $               0.40      $              0.38


                                                        -END-



                                                           (Page 1 of 9)


                CULP, INC. FINANCIAL INFORMATION RELEASE
                     CONSOLIDATED INCOME STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 29, 1995 AND OCTOBER 30, 1994

           (Amounts in Thousands, Except for Per Share Data)


                                               THREE MONTHS ENDED (UNAUDITED)

                                                   Amounts                                     Percent of Sales
                                                 October 29,     October 30,     % Over
                                                    1995            1994        (Under)           1996        1995
Net sales                                              90,672          78,445       15.6 %         100.0 %     100.0 %
Cost of sales                                          74,565          64,272       16.0 %          82.2 %      81.9 %
     Gross profit                                      16,107          14,173       13.6 %          17.8 %      18.1 %

Selling, general and
  administrative expenses                               9,675           8,363       15.7 %          10.7 %      10.7 %
     Income from operations                             6,432           5,810       10.7 %           7.1 %       7.4 %

Interest expense                                        1,388           1,144       21.3 %           1.5 %       1.5 %
Interest income                                             0             (24)    (100.0)%           0.0 %      (0.0)%
Other expense (income), net                               219             190       15.3 %           0.2 %       0.2 %
     Income before income taxes                         4,825           4,500        7.2 %           5.3 %       5.7 %

Income taxes  *                                         1,825           1,700        7.4 %          37.8 %      37.8 %
     Net income                                         3,000           2,800        7.1 %           3.3 %       3.6 %

Average shares outstanding                             11,211          11,205        0.1 %
Net income per share                                    $0.27           $0.25        8.0 %
Dividends per share                                   $0.0275          $0.025       10.0 %


                                               SIX MONTHS ENDED (UNAUDITED)

                                                   Amounts                                     Percent of Sales
                                                 October 29,     October 30,     % Over
                                                    1995            1994        (Under)           1996        1995
Net sales                                             163,029         144,794       12.6 %         100.0 %     100.0 %
Cost of sales                                         134,724         119,521       12.7 %          82.6 %      82.5 %
     Gross profit                                      28,305          25,273       12.0 %          17.4 %      17.5 %

Selling, general and
  administrative expenses                              18,129          15,932       13.8 %          11.1 %      11.0 %
     Income from operations                            10,176           9,341        8.9 %           6.2 %       6.5 %

Interest expense                                        2,685           2,221       20.9 %           1.6 %       1.5 %
Interest income                                             0             (47)    (100.0)%           0.0 %      (0.0)%
Other expense (income), net                               326             367      (11.2)%           0.2 %       0.3 %
     Income before income taxes                         7,165           6,800        5.4 %           4.4 %       4.7 %

Income taxes  *                                         2,650           2,550        3.9 %          37.0 %      37.5 %
     Net income                                         4,515           4,250        6.2 %           2.8 %       2.9 %

Average shares                                         11,209          11,202        0.1 %
Net income per share                                    $0.40           $0.38        5.3 %
Dividends per share                                    $0.055           $0.05       10.0 %
 * Percent of sales column is calculated as a % of income before income taxes.

                                                             (Page 2 of 9)

                CULP, INC. FINANCIAL INFORMATION RELEASE
                      CONSOLIDATED BALANCE SHEETS
         OCTOBER 29, 1995, OCTOBER 30, 1994 AND APRIL 30, 1995

                   (Unaudited, Amounts in Thousands)

                                                     Amounts                         Increase
                                                   October 29,     October 30,      (Decrease)                        * April 30,
                                                      1995            1994            Dollars         Percent            1995
Current assets
     Cash and cash investments                              930             257              673          261.9 %            1,393
     Accounts receivable                                 46,930          42,727            4,203            9.8 %           44,252
     Inventories                                         49,632          42,504            7,128           16.8 %           45,771
     Other current assets                                 3,415           2,510              905           36.1 %            3,194
          Total current assets                          100,907          87,998           12,909           14.7 %           94,610

Restricted investments                                        0           1,624           (1,624)        (100.0)%              795
Property, plant & equipment, net                         73,876          68,848            5,028            7.3 %           75,805
Goodwill                                                 23,189          18,725            4,464           23.8 %           22,600
Other assets                                              2,432           1,209            1,223          101.2 %            1,189

          Total assets                                  200,404         178,404           22,000           12.3 %          194,999



Current Liabilities
     Current maturities of long-term debt                11,555           6,008            5,547           92.3 %           11,555
     Accounts payable                                    30,175          28,685            1,490            5.2 %           32,250
     Accrued expenses                                    11,075           8,688            2,387           27.5 %           11,532
     Income taxes payable                                 1,729           1,653               76            4.6 %              661
          Total current liabilities                      54,534          45,034            9,500           21.1 %           55,998

Long-term debt                                           65,137          63,462            1,675            2.6 %           62,187

Deferred income taxes                                     5,382           3,477            1,905           54.8 %            5,418
          Total liabilities                             125,053         111,973           13,080           11.7 %          123,603

Shareholders' equity                                     75,351          66,431            8,920           13.4 %           71,396

          Total liabilities and
          stockholders' equity                          200,404         178,404           22,000           12.3 %          194,999

Shares outstanding                                       11,219          11,205               14            0.1 %           11,205

  *   Derived from audited financial statements.

                                                             (Page 3 of 9)

                CULP, INC. FINANCIAL INFORMATION RELEASE
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE SIX MONTHS ENDED OCTOBER 29, 1995 AND OCTOBER 30, 1994
                   (Unaudited, Amounts in Thousands)


                                                            SIX MONTHS ENDED

                                                                Amounts
                                                              October 29,     October 30,
                                                                 1995            1994
Cash flows from operating activities:
  Net income                                                         4,515           4,250
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
      Depreciation                                                   6,138           5,340
      Amortization of intangible assets                                358             298
      Provision for deferred income taxes                              (36)           (272)
      Changes in assets and liabilities:
        Accounts receivable                                         (2,678)         (5,984)
        Inventories                                                 (3,861)         (5,908)
        Other current assets                                          (221)            (11)
        Other assets                                                (1,309)           (470)
        Accounts payable                                            (2,075)           (901)
        Accrued expenses                                              (457)            530
        Income taxes payable                                         1,068           1,017
          Net cash provided by (used in) operating activities        1,442          (2,111)
Cash flows from investing activities:
  Capital expenditures                                              (5,090)        (10,184)
  Purchases of restricted investments                                    0             (46)
  Proceeds from sale of restricted investments                         795           1,345
  Business acquired                                                      0               0
          Net cash provided by (used in) investing activities       (4,295)         (8,885)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt                           6,000           8,000
  Principal payments on long-term debt                              (3,050)            (92)
  Net increase (decrease) in bank overdrafts                             0           1,120
  Dividends paid                                                      (617)           (560)
  Proceeds from sale of common stock                                    57              92
          Net cash provided by (used in) financing activities        2,390           8,560

Increase (decrease) in cash and cash investments                      (463)         (2,436)

Cash and cash investments at beginning of period                     1,393           2,693

Cash and cash investments at end of period                             930             257

                                                               (Page 4 of 9)

                CULP, INC. FINANCIAL INFORMATION RELEASE
                           FINANCIAL ANALYSIS
                            OCTOBER 29, 1995




                                                 FISCAL 95    FISCAL 96
                                                     Q2           Q1          Q2          Q3          Q4
INVENTORIES
     Inventory turns                                   6.2           5.1         6.0

RECEIVABLES
     Days sales in receivables                          50            45          47
       Percent current & less than 30
       days past due (Trade only)                     99.4%         97.0%       98.2%

WORKING CAPITAL
     Current ratio                                     2.0           2.0         1.9
     Working capital turnover                          5.8           5.8         5.7
     Working capital                               $42,964       $45,069     $46,373
     Working capital as a % of sales                  13.7%         15.6%       12.8%

PROPERTY, PLANT & EQUIPMENT
     Depreciation rate                                 8.8%          8.9%        8.9%
     Percent property, plant &
       equipment are depreciated                      44.0%         44.9%       46.7%
     Capital expenditures                          $18,058 (1)    $3,006      $1,203

PROFITABILITY
     Net profit margin                                 3.6%          2.1%        3.3%
     Gross profit margin                              18.1%         16.9%       17.8%
     Operating income margin                           7.4%          5.2%        7.1%
     SG & A expenses/net sales                        10.7%         11.7%       10.7%
     Return on beginning capital employed              9.2%          4.2%        8.3%
     Return on beginning equity                       17.9%          8.5%       16.8%
     Earnings per share                              $0.25         $0.14       $0.27

LEVERAGE (3)
     Interest & dividend coverage                      4.0           2.3         3.7
     Total liabilities/equity                        166.1%        165.4%      166.0%
     Long-term debt/equity                            95.5%         93.2%       86.4%
     Funded debt/equity                              102.1%        109.1%      101.8%
     Funded debt/capital employed                     50.5%         52.2%       50.4%
     Funded debt                                   $67,846       $79,217     $76,692
     Funded debt/EBITDA (LTM)                         2.28          2.42        2.27

OTHER
     Book value per share                            $5.93         $6.48       $6.72
     Employees at quarter end                        2,604         2,773       2,847
     Sales per employee (annualized)              $121,000      $105,000    $129,000
     Capital employed (3)                         $134,277      $151,841    $152,043
     Effective income tax rate                        37.8%         35.3%       37.8%
     EBITDA (2)                                     $8,528        $6,852      $9,494
     EBITDA/net sales                                 10.9%          9.5%       10.5%

  (1) Expenditures for entire year

  (2) Earnings before interest, income taxes, and depreciation & amortization.

  (3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                                                            (Page 5 of 9)

                CULP, INC. FINANCIAL INFORMATION RELEASE
                         SALES BY BUSINESS UNIT
         FOR THREE MONTHS AND SIX MONTHS ENDED OCTOBER 29, 1995
                          AND OCTOBER 30, 1994

                         (Amounts in thousands)

                                    THREE MONTHS ENDED (UNAUDITED)

                                       Amounts                                    Percent of Total Sales
                                     October 29,   October 30,     % Over
          Business Units                1995          1994         (Under)           1996         1995
Upholstery Fabrics
  Flat Wovens
    Culp Textures                         22,715        22,834         (0.5)%           25.1 %       29.1 %
    Rossville/Chromatex                   17,960        15,758         14.0 %           19.8 %       20.1 %
                                          40,675        38,592          5.4 %           44.9 %       49.2 %

  Velvets/Prints                          32,081        26,439         21.3 %           35.4 %       33.7 %
                                          72,756        65,031         11.9 %           80.2 %       82.9 %

Mattress Ticking                          17,916 *      13,414         33.6 %           19.8 %       17.1 %

                                          90,672        78,445         15.6 %          100.0 %      100.0 %


                                    SIX MONTHS ENDED (UNAUDITED)

                                       Amounts                                    Percent of Total Sales
                                     October 29,   October 30,     % Over
          Business Units                1995          1994         (Under)           1996         1995

Upholstery Fabrics
  Flat Wovens
    Culp Textures                         40,299        42,447         (5.1)%           24.7 %       29.3 %
    Rossville/Chromatex                   33,318        30,898          7.8             20.4 %       21.3
                                          73,617        73,345          0.4 %           45.2 %       50.7 %

  Velvets/Prints                          55,604        47,083         18.1 %           34.1 %       32.5 %
                                         129,221       120,428          7.3 %           79.3 %       83.2 %

Mattress Ticking                          33,808 *      24,366         38.8 %           20.7 %       16.8 %

                                         163,029       144,794         12.6 %          100.0 %      100.0 %


* Includes Rayonese shipments of $2,053 for the three months and $3,822 for the six months. The percent increase in sales without Rayonese was 20.0% for the three months and 17.4% for the six months. On a consolidated basis, without Rayonese shipments, the percent sales increase for the three months was
  13.0% and for the six months was 10.0%.



                                                             (Page 6 of 9)

                CULP, INC. FINANCIAL INFORMATION RELEASE
              EXPORT AND FOREIGN SALES BY GEOGRAPHIC AREA
         FOR THREE MONTHS AND SIX MONTHS ENDED OCTOBER 29, 1995
                          AND OCTOBER 30, 1994

                         (Amounts in thousands)


                                    THREE MONTHS ENDED (UNAUDITED)

                                       Amounts                                    Percent of Total Sales
                                     October 29,   October 30,     % Over
          Geographic Area               1995          1994         (Under)           1996         1995
North America (Excluding USA)              6,223         4,184         48.7 %           31.8 %       28.7 %
Europe                                     4,297         3,892         10.4 %           22.0 %       26.7 %
Middle East                                3,437         1,905         80.4 %           17.6 %       13.1 %
Far East & Asia                            3,079         2,086         47.6 %           15.7 %       14.3 %
South America                                397           876        (54.7)%            2.0 %        6.0 %
All other areas                            2,127         1,652         28.8 %           10.9 %       11.3 %

                                          19,560 *      14,595         34.0 %          100.0 %      100.0 %

                                    SIX MONTHS ENDED (UNAUDITED)

                                       Amounts                                    Percent of Total Sales
                                     October 29,   October 30,     % Over
          Geographic Area               1995          1994         (Under)           1996         1995
North America (Excluding USA)             10,790         7,793         38.5 %           31.7 %       30.3 %
Europe                                     7,482         6,890          8.6 %           22.0 %       26.8 %
Middle East                                5,549         2,768        100.5 %           16.3 %       10.8 %
Far East & Asia                            4,841         4,131         17.2 %           14.2 %       16.1 %
South America                                843         1,184        (28.8)%            2.5 %        4.6 %
All other areas                            4,499         2,938         53.1 %           13.2 %       11.4 %

                                          34,004 *      25,704         32.3 %          100.0 %      100.0 %

 * Includes Rayonese shipments of $2,053 for the three months and $3,822 for the six months. The percent increase in sales without Rayonese was 20.0% for the three months and 17.4% for the six months.

                                                         (Page 7 of 9)
                               Culp, Inc.
                SALES BY BUSINESS UNIT - TREND ANALYSIS
                          1994 vs 1995 vs 1996

                         (Amounts in thousands)



                       Fiscal 1994                            Fiscal 1995                            Fiscal 1996
    Business Units       Q1     Q2     Q3     Q4     TOTAL      Q1     Q2     Q3     Q4     TOTAL      Q1     Q2    Q3  Q4   TOTAL
Upholstery Fabrics
  Flat Wovens
    Culp Textures      17,444 20,073 19,673 21,127   78,317   19,613 22,834 20,940 21,738   85,125   17,584 22,715           40,299
    Rossville/Chromatex     0      0 14,330 16,717   31,047   15,140 15,758 16,397 16,470   63,765   15,358 17,960           33,318
                       17,444 20,073 34,003 37,844  109,364   34,753 38,592 37,337 38,208  148,890   32,942 40,675   0   0   73,617

  Velvets/Prints       20,888 24,518 23,714 27,916   97,036   20,644 26,439 28,307 31,413  106,803   23,523 32,081           55,604
                       38,332 44,591 57,717 65,760  206,400   55,397 65,031 65,644 69,621  255,693   56,465 72,756   0   0  129,221

Mattress Ticking        8,251  9,395  9,531 11,472   38,649   10,952 13,414 12,147 15,820   52,333   15,892 17,916           33,808

                       46,583 53,986 67,248 77,232  245,049   66,349 78,445 77,791 85,441  308,026   72,357 90,672   0   0  163,029


Percent increase(decrease) from prior year:
    Business Units

Upholstery Fabrics
  Flat Wovens
    Culp Textures        (6.5)  (5.2)   3.8    0.3     (1.9)    12.4   13.8    6.4    2.9      8.7    (10.3)  (0.5)           (5.1)
    Rossville/Chromatex   N/A    N/A    N/A    N/A      N/A    100.0  100.0   14.4   (1.5)   105.4      1.4   14.0             7.8
                         (6.5)  (5.2)  79.4   79.7     37.0     99.2   92.3    9.8    1.0     36.1     (5.2)   5.4             0.4

  Velvets/Prints          7.4   16.5   10.0    8.3     10.5     (1.2)   7.8   19.4   12.5     10.1     13.9   21.3            18.1
                          0.6    5.7   42.5   40.4     23.1     44.5   45.8   13.7    5.9     23.9      1.9   11.9             7.3

Mattress Ticking          7.5   10.4   27.6   21.2     16.7     32.7   42.8   27.4   37.9     35.4     45.1   33.6             38.8

                          1.7    6.4   40.2   37.2     22.0     42.4   45.3   15.7   10.6     25.7      9.1   15.6             12.6




                                                                  (Page 8 of 9)
                CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
           FOR THE THREE AND SIX MONTHS PERIOD ENDED OCTOBER 29, 1995


INCOME STATEMENT COMMENTS

(Bullet) GENERAL - The company is pleased to report solid sales and profit gains for its second fiscal quarter in spite of the significant sales weakness in the
U. S. retail furniture and bedding industries during the last six months and the raw material price increases which the company has received over the last year. This quarter's performance marks the twelfth consecutive quarter of record earnings and the tenth consecutive quarter of record sales. Additionally, for the first six months, the company achieved a return on shareholders' equity of 12.6%.

The company attributes this successful record to, among other things, two key growth strategies: (1) a focus on markets, other than U.S. Residential Furniture, such as Bedding, Export, Contract and Home Textiles, in order to reduce our dependency on one cyclical and geographical area; and (2) investment in the creative side of our business -- the company has significantly increased the resources (both designers and CAD systems) dedicated to the design and product development areas in each business unit over the last eighteen months.

(Bullet) NET SALES - Upholstery fabric sales increased 11.9% to $72.8 million and mattress ticking sales increased 33.6% to $17.9 million for the quarter in comparison to the same quarter of last year. (See Sales by Business Unit schedule on page 5 and Sales by Business Unit - Trend Analysis on page 7.) Three of our four business units reported substantial sales gains for the quarter:
Mattress Ticking - up 33.6%; Velvets/Prints - up 21.3%; and Rossville/Chromatex up 14.0%, while our Culp Textures business unit reported essentially flat results. The percent of sales gain for Rossville/Chromatex and Culp Textures represent sharp improvement over the first quarter's sales comparisons. Comments on current backlogs and incoming order rates versus last year are as follows:
Mattress Ticking - up slightly; Culp Textures up slightly overall, with strength in the jacquard product line and weakness in the dobby line; Rossville/Chromatex
- up moderately with strength in both dobby and jacquard product lines; and Velvets/Prints - up moderately, with strength in the wet prints, heat-transfer prints and woven velvet product lines. The results of the Velvets/Prints business unit were substantially improved from the second quarter of last year. The company instituted an "across-the-board" price increase of approximately 2%, generally effective for shipments after October 1, 1995.

         The U.S. residential and contract furniture markets have improved somewhat during the last several months from the very weak business conditions in our first fiscal quarter. The company believes this trend will continue for the balance of its fiscal year unless there is a significant change in the current favorable mortgage rate environment.

         Export and foreign sales, including sales from Rayonese of $2.1 million, were up 34.0% for the quarter, with particular strength in the Middle East and the Far East and Asia. The majority of the export growth is coming from the Culp Textures and Rossville/Chromatex business units, with particular strength in the jacquard product lines. The company is enjoying increasing success in marketing its upholstery fabric products internationally. We are encouraged by our growing customer base throughout the world and the increasing percentage that our Culp Textures and Rossville/Chromatex product lines represent of our total export shipments. For example, during the quarter we made our first shipment to India, one of the big emerging markets. Offsetting somewhat these positive trends, however, export shipments of mattress ticking are off considerably. The weakness resulted principally from lower shipments to Mexico and Brazil. The overall outlook for export sales gains remains good.

         The U.S. bedding and home textiles (particularly "top of the bed") markets have softened significantly since early August. This retail weakness is resulting in a sharply slower rate of growth in our mattress ticking business unit, which includes Rayonese. The company believes this softness is temporary and that business conditions will turn more positive in early 1996.





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             CULP, INC. FINANCIAL INFORMATION RELEASE (page 9 of 9)
                         FINANCIAL NARRATIVE - CONTINUED
           FOR THE THREE AND SIX MONTH PERIODS ENDED OCTOBER 29, 1995




(Bullet)GROSS PROFIT - The gross profit increase of 13.6% for the quarter reflects a significant gain in Velvets/Prints, a moderate gain in Mattress Ticking and a slight gain in Culp Textures. These increases were partially offset by a slight decrease in Rossville/Chromatex. The company's margins, in all business units, are being affected by the significant price increases in its raw materials over the last year. The company has been unable to pass along all of the cost increases it has received. For the near term (third quarter), the company is expecting gross profit gains in Velvets/Prints, Culp Textures and Rossville/ Chromatex, and a moderate decrease in Mattress Ticking. The company is hopeful that the Mattress Ticking business unit will report a favorable gross profit comparison for the fourth fiscal quarter.

(Bullet) S,G & A EXPENSES - S,G&A expenses for the quarter were flat as a percentage of sales at 10.7%. This is favorable because of the significantly higher export sales commission during this quarter.

(Bullet) INTEREST EXPENSE - The increase for the quarter is due to additional borrowings related to the Rayonese acquisition, capital expenditures and higher levels of working capital necessary to support sales growth.

(Bullet) EBITDA - EBITDA for the quarter increased $1.0 million, or 11.5%, from last year's second quarter, and represented 10.5% of net sales compared with 10.8% of net sales last year.

BALANCE SHEET COMMENTS

(Bullet) WORKING CAPITAL - The increase in inventories over fiscal year end is attributable to higher raw material inventories, which are being reduced during the balance of our fiscal year. The company has made excellent progress in reducing finished goods inventory in the last two quarters, with a 6% decrease from fiscal year end and an 8% decrease from second quarter of last year. This is particularly noteworthy because the company has historically built finished goods inventory during the first half of its fiscal year.

(Bullet) PROPERTY, PLANT AND EQUIPMENT - For fiscal 1996, the company has increased its capital spending plans from $11.0 million to $15.5 million due to accelerating two projects previously scheduled for fiscal 1997. The projects, scheduled to be completed during April and May 1996, involve expanding the company's production capacity for its jacquard and wet prints product lines. These new projects will have the capacity to generate an estimated $25.0 million in annual sales on a full utilization basis. The major jacquard weaving project at Rayonese, which included thirty electronic air-jet jacquard looms with a cost of $6.0 million, was completed and became fully operational during the quarter. Depreciation expense for fiscal 1996 is expected to approximate $13.5 million. For fiscal 1997, the company believes its capital spending will be in the range of $8 to $10 million.

(Bullet) LONG-TERM DEBT - At October 30, 1995, the company had $15.7 million in IRB borrowings, $16.0 million in borrowings under its revolving credit facility, $38.5 million in a term facility, $1.0 million in a subordinated note payable and $5.5 million in a convertible note payable. The current maturities of $11.6 million includes: $6.0 million repayment of the term loan, $100,000 repayment of IRBs and the entire amount of the convertible note payable because the note is callable by the holder, beginning March 6, 1996. With its interest rate swap agreements totalling $25.0 million, the company has effectively "fixed" 46% of its bank borrowings ($54.5 million) at a weighted average interest rate of 7.1%. The company's funded debt to capital ratio was 50.4%, at October 30, 1995, down from 52.2% at July 30, 1995.



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